UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 24, 1999


                            PRECISION CASTPARTS CORP.
             (Exact name of registrant as specified in its charter)


 State of Oregon                         1-10348            93-0460598
--------------------------------------------------------------------------------
(State or other jurisdiction of         (Commission        (IRS Employer
 incorporation or organization)          File No.)          Identification No.)


 4650 SW Macadam, Suite 440, Portland, Oregon               97201-4254
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)


                                 (503) 417-4800
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                    No Change
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

On November 24, 1999, Precision Castparts Corp. ("PCC") purchased 98% of the outstanding shares of common stock of Wyman-Gordon Company ("Wyman-Gordon") pursuant to a cash tender offer. PCC acquired the remaining outstanding shares of common stock of Wyman-Gordon pursuant to a merger on January 12, 2000. The transaction, financed from borrowings under Credit Agreements with Bank of America, N.A., as Agent, was valued at approximately $784 million, based on the number of shares acquired in the tender offer and merger at $20 per share ($731 million), PCC's tender for and subsequent payment of Wyman-Gordon's 8% Senior Notes due 2007 ($150 million), less Wyman-Gordon's cash ($97 million) and excluding transaction and financing costs. Wyman-Gordon is a manufacturer of forgings and investment castings, principally for the aerospace industry. PCC intends that Wyman-Gordon will continue this business after the acquisition.

Item 7.  Financial Statement and Exhibits
-----------------------------------------

(a)  Financial Statements of Businesses Acquired

1.   Report of Ernst & Young LLP, Independent Auditors*

2. Wyman-Gordon Company Consolidated Statements of Income - Years Ended May 31, 1999, 1998 and 1997*

3.   Wyman-Gordon Company Consolidated Balance Sheet - May 31, 1999 and 1998*

4. Wyman-Gordon Company Consolidated Statements of Cash Flows - Years ended May 31, 1999, 1998 and 1997*

5. Wyman-Gordon Company Consolidated Statements of Stockholders' Equity - Years ended May 31, 1999, 1998 and 1997*

6. Wyman-Gordon Company Consolidated Statements of Comprehensive Income - Years ended May 31, 1999, 1998 and 1997*

7.   Wyman-Gordon Company Notes to Consolidated Financial Statements*

8. Wyman-Gordon Company Consolidated Condensed Statements of Income (unaudited) - Three Months ended August 31, 1999 and 1998*

9. Wyman-Gordon Company Consolidated Condensed Balance Sheets - August 31, 1999 (unaudited) and May 31, 1999*

10. Wyman-Gordon Company Consolidated Condensed Statements of Cash Flows (unaudited) - Three Months Ended August 31, 1999 and 1998*

11. Wyman-Gordon Company Notes to Interim Consolidated Condensed Financial Statements*

--------------

* Previously filed.


(b)  Pro Forma Financial Information

1. Unaudited Pro Forma Combined Statement of Income for the year ended March 28, 1999 for Precision Castparts Corp. and the year ended May 31, 1999 for Wyman-Gordon Company.

2. Unaudited Pro Forma Combined Statements of Income for the six months ended September 26, 1999 for Precision Castparts Corp. and the six months ended August 31, 1999 for Wyman Gordon Company.

3.   Notes to Unaudited Pro Forma Combined Statements of Income.

4. Unaudited Pro Forma Combined Balance Sheet at September 26, 1999 for Precision Castparts Corp. and at August 31, 1999 for Wyman-Gordon Company.

5.   Notes to Unaudited Pro Forma Combined Balance Sheet.

                            Precision Castparts Corp.
            Pro Forma Combined Statements of Income and Balance Sheet

On November 24, 1999, Precision Castparts Corp. ("PCC") purchased 98% of the outstanding shares of common stock of Wyman-Gordon Company ("Wyman-Gordon") pursuant to a cash tender offer. PCC acquired the remaining outstanding shares of common stock of Wyman-Gordon pursuant to a merger on January 12, 2000.

PCC reports on the basis of a 52-53 week fiscal year ending the Sunday closest to March 31, while Wyman-Gordon reported on the basis of a 52-53 week fiscal year ending on the Saturday closest to May 31. The unaudited pro forma combined statements of income include the fiscal year ended March 28, 1999 for PCC and the fiscal year ended May 31, 1999 for Wyman-Gordon and includes the six months ended September 26, 1999 for PCC and the six months ended August 31, 1999 for Wyman-Gordon. For the statements of income, the acquisition of Wyman-Gordon and debt incurrences and repayments are treated as if they had taken place at the beginning of the earliest period presented. The unaudited pro forma combined balance sheet at September 26, 1999 includes PCC's balance sheet as of that date and Wyman-Gordon's balance sheet as of August 31, 1999 and treats the Wyman-Gordon acquisition as if it had taken place on September 26, 1999. In combining the financial information, PCC has made certain reclassifications to Wyman-Gordon's historical financial statements to conform to PCC's presentation. In accordance with SEC requirements, the unaudited pro forma statements of income include only the results of ongoing operations.

The following unaudited pro forma combined financial information should be read in conjunction with PCC's historical statements, as reported in PCC's annual report on Form 10-K and quarterly reports on Form 10-Q, and of Wyman-Gordon as reported in the Form 8-K filed December 8, 1999 and in this filing on Form 8-K/A. The pro forma information is based on estimated pro forma adjustments, which are subject to change. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Wyman-Gordon been consummated in accordance with the assumptions set forth above, nor is it necessarily indicative of future operating results or financial position.

                                         UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME


                                                            Year Ended March 28, 1999 for PCC
                                                        and Year Ended May 31, 1999 for Wyman-Gordon
                                         ---------------------------------------------------------------------------
                                                  Historical                              Pro Forma
                                         ---------------------------     -------------------------------------------
                                                               Wyman       Pro forma
                                                 PCC         -Gordon     Adjustments           Notes        Combined
                                         -----------     -----------     -----------     -----------     -----------
                                                                   (dollars in thousands)
Net sales                                $ 1,471,900     $   849,300     $   (61,900)      (1) (2)       $ 2,259,300

Cost of goods sold                         1,134,000         715,900         (39,800)      (1) (3)         1,810,100

Provision for restructuring and other         13,100          13,800          (2,000)      (1)                24,900

Selling and administrative expenses          146,400          57,900          (8,500)      (1)               195,800

Interest expense, net                         27,600          14,200          48,300       (2) (4)            90,100
                                         -----------     -----------     -----------                     -----------

Income before provision for
  income taxes                               150,800          47,500         (59,900)                        138,400

Provision for income taxes                    47,500          10,500          (9,400)      (5)                48,600
                                         -----------     -----------     -----------                     -----------

Net income                               $   103,300     $    37,000     $   (50,500)                    $    89,800
                                         ===========     ===========     ===========                     ===========

Net income per share (basic)             $      4.23                                                     $      3.68

Net income per share (diluted)           $      4.22                                                     $      3.67

Weighted average shares outstanding
  (basic)                                     24,400                                                          24,400

Weighted average shares outstanding
  (diluted)                                   24,500                                                          24,500


                                         UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME


                                                         Six Months Ended September 26, 1999 for PCC
                                                    and Six Months Ended August 31, 1999 for Wyman-Gordon
                                         ---------------------------------------------------------------------------
                                                  Historical                              Pro Forma
                                         ---------------------------     -------------------------------------------
                                                               Wyman       Pro forma
                                                 PCC         -Gordon     Adjustments           Notes        Combined
                                         -----------     -----------     -----------     -----------     -----------
                                                                    (dollars in thousands)
Net sales                                $   716,900     $   386,000     $   (29,300)      (1) (2)       $ 1,073,600

Cost of goods sold                           556,600         316,500         (18,200)      (1) (3)           854,900

Provision for restructuring and other              -          (1,500)              -                          (1,500)

Selling and administrative expenses           74,900          27,100          (3,500)      (1)                98,500

Interest expense, net                         13,000           7,200          24,200       (2) (4)            44,400
                                         -----------     -----------     -----------                     -----------

Income before provision for
  income taxes                                72,400          36,700         (31,800)                         77,300

Provision for income taxes                    26,800           8,200          (3,300)      (5)                31,700
                                         -----------     -----------     -----------                     -----------

Net income                               $    45,600     $    28,500     $   (28,500)                    $    45,600
                                         ===========     ===========     ===========                     ===========

Net income per share (basic)             $      1.86                                                     $      1.86

Net income per share (diluted)           $      1.85                                                     $      1.85

Weighted average shares outstanding
  (basic)                                     24,500                                                          24,500

Weighted average shares outstanding
  (diluted)                                   24,600                                                          24,600

                            PRECISION CASTPARTS CORP.
                NOTES TO PRO FORMA COMBINED STATEMENTS OF INCOME


(1) Adjustments to reflect only the ongoing operating results of Wyman-Gordon, primarily as a result of the Agreement Containing Consent Orders requiring divestiture of certain Wyman-Gordon operations:

                                                      Year Ended      Six Months Ended
                                                     May 31, 1999      August 31, 1999
                                                     ------------     ----------------
     Net sales                                       $    (58,900)        $    (27,600)
     Cost of goods sold                                   (53,600)             (25,100)
     Provision for restructuring and other                 (2,000)                   -
     Selling and administrative expenses                   (8,500)              (3,500)


(2) Reclassification to Wyman-Gordon's historical financial statements to conform to PCC's presentation:

                                                      Year Ended      Six Months Ended
                                                     May 31, 1999      August 31, 1999
                                                     ------------     ----------------
     Net sales                                       $     (3,000)        $     (1,700)
     Interest expense, net                                 (3,000)              (1,700)


(3) Adjusted to eliminate Wyman-Gordon's historical goodwill amortization and to include amortization of new goodwill over a period of 40 years.

(4)  Interest expense was adjusted to reflect the following:

                                                                     Year Ended     Six Months Ended
                                                                 March 28, 1999   September 26, 1999
                                                                 --------------   ------------------
     Interest expense on new debt (a)                              $     76,400         $     38,200
     Commitment and other fees                                            1,700                  900
     Amortization of financing costs                                      1,500                  800
     Elimination of Wyman-Gordon interest income                          3,000                1,700
     Elimination of interest expense on old PCC debt                    (17,100)              (8,600)
     Elimination of interest expense on Wyman-Gordon debt               (14,200)              (7,100)
                                                                   ------------         ------------
          Total                                                    $     51,300         $     25,900
                                                                   ------------         ------------

     (a)  Interest expense on new debt as follows:

                                                                       Interest Expense
                                                               --------------------------------
                                         Average    Average      Year Ended    Six Months Ended
     Debt Instrument                   Principal       Rate    May 31, 1999     August 31, 1999
     -------------------------         ---------    -------    ------------    ----------------
     Bridge Loan                       $ 300,000      6.93%      $   20,800          $   10,400
     Term Loan                           400,000      7.18%          28,700              14,400
     Receivable Securitization           150,000      6.17%           9,300               4,600
     Commercial Paper                    276,100      6.39%          17,600               8,800
                                                                 ----------          ----------
          Total                                                  $   76,400          $   38,200
                                                                 ----------          ----------

     The average interest rates were computed using an average LIBOR rate of 5.40% plus applicable spreads ranging from 25 to 125 basis points, depending on the debt instruments. Additionally, two swaps were in place to partially fix the interest rates of the debt. The first swap has an average notional balance of $412,500 swapped at a fixed rate of 6.48%, while the second swap has an average notional balance of $225,000 swapped at a fixed rate of 6.05%. The costs of these swaps were allocated to the applicable debt instruments, thereby increasing the average interest rates.

     For the year ended March 28, 1999, a 1/8 of 1 percent change in the interest rate would result in a change in interest expense of approximately $600. Additionally, for the six months ended September 26, 1999, a 1/8 of 1 percent change in the interest rate would result in a change in interest expense of approximately $300.

(5) Income tax expense was adjusted to reflect the expected statutory tax rates of PCC as follows:

                                         Year Ended      Six Months Ended
                                        May 31, 1999      August 31, 1999
                                        ------------     ----------------

     Effective tax rates                    35.1%              41.0%

                                      UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                               At September 26, 1999 for PCC
                                                          and at August 31, 1999 for Wyman-Gordon
                                         ---------------------------------------------------------------------------
                                                  Historical                              Pro Forma
                                         ---------------------------     -------------------------------------------
                                                               Wyman       Pro forma
                                                 PCC         -Gordon     Adjustments           Notes        Combined
                                         -----------     -----------     -----------     -----------     -----------
                                                                    (dollars in thousands)
ASSETS
Current Assets:
   Cash and equivalents...............   $    31,600     $    74,900     $   (82,700)    (1) (2) (3)     $    23,800
   Receivables........................       253,200         156,100         (13,100)    (1) (2)             396,200
   Inventories........................       248,100          95,100         (11,900)    (1) (2)             331,300
   Prepaid expenses and other.........         7,600           4,400          40,000     (2)                  52,000
   Deferred income taxes..............        26,200           6,400          36,100     (1) (4)              68,700
                                         -----------     -----------     -----------                     -----------
      Total current assets............       566,700         336,900         (31,600)                        872,000

Property, plant and equipment,
  at cost:                                   579,600         522,100        (357,600)    (1) (2)             744,100
    Less-accumulated depreciation.....      (250,700)       (308,500)        308,500     (1) (2)            (250,700)
       Net property, plant and
         equipment....................       328,900         213,600         (49,100)                        493,400
Goodwill, net of accumulated
  amortization........................       519,300          18,400         550,900     (5)               1,088,600
Other assets..........................        38,600          12,100          (2,300)    (1) (2) (6)          48,400
                                         -----------     -----------     -----------                     -----------
       Total assets...................   $ 1,453,500     $   581,000     $   467,900                     $ 2,502,400


LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
   Short-term borrowings..............   $    16,300     $         -     $   450,000     (7)             $   466,300
   Current portion of long-term debt..        44,000           1,000         (43,500)    (2) (8)               1,500
   Accounts payable...................        98,100          46,900          (1,200)    (2)                 143,800
   Accrued liabilities................       118,200          47,900          42,500     (1) (2) (9)         208,600
   Income taxes payable...............        11,000          12,300             300     (2)                  23,600
                                         -----------     -----------     -----------                     -----------
       Total current liabilities......       287,600         108,100         448,100                         843,800

Long-term debt, excluding current
  portion.............................       341,900         164,300         277,800     (2) (3) (8)         784,000

Deferred income taxes.................        25,100               -         (12,500)    (1) (4)              12,600

Accrued retirement benefits
  obligation..........................        40,300          43,000               -                          83,300
Other long-term liabilities...........        17,500          20,200            (100)    (1)                  37,600
Shareholders' investment..............       741,100         245,400        (245,400)    (10)                741,100
                                         -----------     -----------     -----------                     -----------

   Total liabilities and shareholders'
     investment.......................   $ 1,453,500     $   581,000     $   467,900                     $ 2,502,400
                                         ===========     ===========     ===========                     ===========


                                  Notes to Unaudited Proforma Combined Balance Sheet

(1)  Adjustment to restate reported assets acquired and liabilities assumed at estimated fair market value.

(2)  Adjustments to reclassify net Wyman-Gordon assets held for sale to Prepaid expenses and other. Net assets held for sale consists primarily of assets and liabilities to be divested in accordance with the Agreement Containing
     Consent Orders (which was filed as an exhibit to PCC's Form 10-Q for the quarter ended September 26, 1999).

                                                          7

(3)  Cash was adjusted to reflect payment of acquisition costs of $17,600, tender premium expense of $10,800 to retire Wyman-Gordon debt, financing costs of $9,200 on new debt and $41,100 used to repay existing debt (see (8)
     below).

(4)  Deferred income taxes were provided for at a rate of 40.0% based on the existing Wyman-Gordon balances and the other pro forma adjustments.

(5)  Goodwill was adjusted to eliminate $18,400 of existing Wyman-Gordon goodwill, and to record the excess of purchase cost over the estimated fair value of the Wyman-Gordon net assets acquired and liabilities assumed.

(6)  Adjustments to Other assets include the capitalization of $9,200 of financing costs and the write-off of $3,500 of existing Wyman-Gordon financing fees.

(7)  Short-term borrowings were adjusted to reflect the following:

     Proceeds from new Bridge Loan                                 $   300,000
     Proceeds from Receivable Securitization                           150,000
                                                                   -----------
          Total adjustment to short-term borrowings                $   450,000
                                                                   ===========

(8)  Long-term debt was adjusted to reflect the following:

     Proceeds from new Term Loan                                   $   400,000
     Payment of existing Wyman-Gordon debt                            (159,700)
     Payment of existing PCC debt                                      (80,000)
     Proceeds from issuance of commercial paper                         79,600
                                                                   -----------
          Total adjustment excluding adjustment(2)                 $   239,900
                                                                   ===========

(9)  Pursuant to EITF 95-3, PCC has estimated certain employee severance costs anticipated in connection with consolidation of the businesses.

(10) The adjustment reflects the elimination of the former shareholders' investment in Wyman-Gordon

(c)  Exhibits

     (2) Agreement and Plan of Merger among Precision Castparts Corp., WGC Acquisition Corp. and Wyman-Gordon Company dated as of May 17, 1999. Incorporated by reference to Exhibit 3 to Precision Castparts Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 27, 1999.*

     (23) Consent of Ernst & Young LLP.*

--------------

* Previously filed.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 4, 2000

                                  PRECISION CASTPARTS CORP.



                                  WILLIAM D. LARSSON
                                  ------------------------------------------
                                  William D. Larsson
                                  Vice President and Chief Financial Officer

                                  EXHIBIT INDEX


     Exhibit No.         Description
     -----------         -----------

        (2) Agreement and Plan of Merger among Precision Castparts Corp., WGC Acquisition Corp. and Wyman-Gordon Company dated as of May 17, 1999. Incorporated by reference to
                         Exhibit 3 to Precision Castparts Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 27, 1999.*

        (23)             Consent of Ernst & Young LLP.*

--------------

* Previously filed.